SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2016 (November 10, 2016)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 10, 2016, Pareteum Corporation (the “Company”) entered into separate subscription agreements (the “Subscription Agreement”) with certain “accredited investors” (as defined in Rule 501(a) of the Securities Act of 1933, as amended, the “Securities Act”) (the “Investors”) relating to the issuance and sale of 62 shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share (the “Series A-1 Preferred Stock”), for aggregate gross proceeds of $619,807.12 (the “Closing”).  As previously disclosed, the Company held an initial closing on October 28, 2016, whereby the Company sold 33 shares of Series A-1 Preferred Stock for aggregate gross proceeds of $330,000. As of the date hereof, including previously disclosed sales, the Company has sold a total of 95 shares of Series A-1 Preferred Stock for aggregate gross proceeds of $949,807.12.

Each share of Series A-1 Preferred Stock is convertible, at the option of the holder, into 0.04% of the Company’s issued and outstanding shares of common stock immediately prior to conversion. Accordingly, if the Maximum Amount is sold in the Offering, the outstanding Series A-1 Preferred Stock, in the aggregate, will be convertible into 4.0% of the Company’s issued and outstanding shares of common stock immediately prior to conversion.

The Company has the right, in its discretion, to compel holders of the Series A-1 Preferred Stock to convert the preferred stock into shares of the Company’s common stock in the event that a change in control (as defined in the Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock, or the “Certificate of Designation”) occurs before October 28, 2017. Further, at any time after September 2, 2017, the Company has the option to automatically convert the Series A-1 Preferred Stock into common stock.

The holders of Series A-1 Preferred Stock are not entitled to receive any dividends and have no voting rights (except that the Company may only take certain corporate actions with the approval of a majority of the outstanding shares of Series A-1 Preferred Stock). Further, upon liquidation, dissolution or winding up of the Company, the holders of Series A-1 Preferred Stock will receive distributions on par with and on a pro rata basis with the holders of the Company’s common stock as though the Series A-1 Preferred Stock had been converted at the time of such liquidation, dissolution or winding up of the Company.

The Investors in the Offering have also received piggy-back registration rights with respect to the shares of common stock issuable upon conversion of the Series A-1 Preferred Stock.

In connection with the Offering, the Company retained a placement agent. The Company agreed to pay the placement agent, subject to certain exceptions, a cash fee equal to eight percent (8%) of the aggregate gross proceeds raised by the placement agent in the Offering plus the reimbursement of certain out-of-pocket expenses not exceeding $15,000.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the Certificate of Designation, copies of which are filed as Exhibit 10.1 and 3.1 to this Current Report on Form 8-K.

Item 2.02    Results of Operations and Financial Condition.

On November 14, 2016, the Company issued a press release disclosing certain information regarding its results of operations for the fiscal quarter ended September 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to Item 2.02, Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of, or otherwise subject to, the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained under Item 2.02, Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the sale of the Series A-1 Preferred Stock is incorporated herein by reference. The Series A-1 Preferred Stock was offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

Item 7.01    Regulation FD Disclosure.

The information set forth in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock
10.1	Subscription Agreement
99.1	Press Release, dated November 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2016	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary